UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2018

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 2069200

(Address of Principal Executive Offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On March 15, 2018, outside U.S. counsel for Mellanox Technologies, Ltd. (the “Company” or “Mellanox”) sent a letter to Olshan Frome Wolosky LLP (“Olshan”), counsel to Starboard Value LP, in response to Olshan’s letter sent to the Company and the Company’s outside U.S. counsel on March 12, 2018 and filed with the Securities and Exchange Commission (the “SEC”) as Amendment No. 3 to Schedule 13D on March 13, 2018 regarding the Company’s upcoming extraordinary general meeting of shareholders (“EGM”). A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this Current Report, other than statements or characterizations of historical fact, are forward-looking statements, including the Company’s outlook for the three months ending March 31, 2018 and the full fiscal year ending December 31, 2018, statements related to trends in the market for the Company’s solutions and services, opportunities for the Company in the fiscal year ending December 31, 2018 and beyond, and future product capabilities. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s industry and business, management’s beliefs and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of the Company’s product line, customer base and the total available market of the Company’s products, the continued growth in demand for the Company’s products, the continued, increased demand for industry standards-based technology, the Company’s ability to react to trends and challenges in its business and the markets in which it operates, the Company’s ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of the Company’s products, the Company’s ability to establish and maintain successful relationships with its OEM partners, the Company’s ability to effectively compete in its industry, fluctuations in demand, sales cycles and prices for the Company’s products and services, the Company’s success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, the Company’s ability to protect its intellectual property rights, the Company’s ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, the Company’s success in realizing the anticipated benefits of mergers and acquisitions, and the Company’s ability to obtain debt at competitive rates or in sufficient amounts in order to fund its contractual commitments. Furthermore, the majority of the Company’s quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. The Company has limited visibility into actual end-user demand as such demand impacts the Company and its OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into the Company’s revenue and production forecasts and business planning and could negatively impact its financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for the Company’s products, and negative financial news. Consequently, the Company’s results could differ materially from its prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in the Company’s documents filed with or furnished to the Securities and Exchange Commission (the “SEC”).

More information about the risks, uncertainties and assumptions that may impact our business is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this letter to shareholders, including the outlook for the three months ending March 31, 2018 and the full fiscal year ending December 31, 2018, are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the EGM and the 2018 annual general meeting of shareholders (“2018 AGM”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement filed with the SEC on March 7, 2018 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after March 7, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statements for its EGM and its 2018 AGM, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statements and WHITE proxy cards for the EGM and the 2018 AGM to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statements and WHITE proxy cards with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENTS (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING WHITE PROXY CARDS AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statements, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.mellanox.com or by contacting the Company’s proxy solicitor, Mackenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter to Olshan Frome Wolosky LLP, dated March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 15, 2018	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Alinka Flaminia
	Name:	Alinka Flaminia
	Title:	Senior Vice President, General Counsel

Exhibit 99.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
March 15, 2018	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
Olshan Frome Wolosky LLP	London	Silicon Valley
1325 Avenue of the Americas	Los Angeles	Singapore
New York, NY 10019	Madrid	Tokyo
	Milan	Washington, D.C.

Dear Mr. Freedman:

We have reviewed your letter received March 12, 2018, with our client, Mellanox Technologies, Ltd. (“Mellanox” or the “Company”).

As referenced in your letter, the Mellanox Board of Directors has announced its intention to hold an extraordinary general meeting of shareholders (or “EGM”) in May 2018. The decision to hold the EGM follows a thorough and prudent deliberation by the Mellanox Board, in conjunction with its U.S. and Israeli outside legal counsel in an effort to ensure best-in-class voting standards at the upcoming annual general meeting of shareholders (“AGM”).

The 2018 AGM will be the first contested election of directors in Mellanox’s history, one of the first contested elections at a public company in Israel and, as far as we are aware, the first general meeting of shareholders at which shareholders would actually vote on a shareholder proposal to replace a majority of the board of directors at a public company in Israel. The Mellanox Board recognizes the significance of the AGM and the upcoming election of directors, which will determine the future of the Company. The amendments to the Mellanox Articles of Association (“Articles”) proposed at the EGM are necessary to maximize all shareholders’ ability to select the Board of their choosing at that election. We recognize and appreciate that your client agrees with the importance and necessity of these proposals and that they are the right step forward for the Company.

In weighing its decision to move forward with the EGM, the Board carefully reviewed many different factors, including a detailed consideration of relevant U.S. and Israeli legal requirements. Indeed, in light of the significance of the upcoming contested election at the AGM and the absence of Israeli precedent on which the Board or shareholders could rely, the Board determined that it was critical that Mellanox’s shareholders understand, in advance of the AGM, both the vote required to elect directors in a contested election at the AGM and how shareholders would vote on proxy cards for those directors. Mellanox also believes in giving all shareholders the right to make their own decision with respect to both proposals at the EGM, and that any decision made by the shareholders at the EGM should apply to future general meetings of shareholders at Mellanox. Augmenting the Company’s existing voting standards through any means other than a shareholder approved process that has been vetted with the Board’s outside legal counsel under Israeli and U.S. law and implemented prior to the AGM would open the

Company up to an unacceptable level of risk, given both the significance of the vote to take place at the EGM and the need for Mellanox’s shareholders to definitively understand the voting standards that will apply in a contested election at the time their proxies are solicited for the AGM.

In fact, the Mellanox Board has taken every opportunity to pursue a path that aligns with best practices in corporate governance. Amending the Articles to align with best practices in contested elections and provide all shareholders with ultimate transparency and the ability to vote for the exact Board of their choice is good corporate governance. Conducting a thorough review of options, with the advice of independent U.S. and Israeli counsel, to ensure an optimal and compliant voting process ahead of the most significant director election in the Company’s history is good corporate governance. Under Israeli law, holding an AGM within 15 months of the preceding AGM, which is precisely what Mellanox has committed to, while allowing shareholders to determine whether to approve the voting standards that will apply at that AGM, is good corporate governance.

In contrast, since the Board’s proposals could significantly affect the outcome of any vote at the AGM and will apply to director voting not just at this year’s AGM, but at all future elections, denying all Mellanox shareholders the right to vote with respect to both proposals in favor of entering into a one-time bilateral agreement with only one Mellanox shareholder would simply be bad corporate governance.

Lastly, shareholders deserve, and require a period of time to understand the results of the EGM and the effects of the voting changes so that they can appropriately and accurately cast their votes at the AGM. The Company should not ask its shareholders to vote on directors without knowing at the time they submit their proxy cards what election rules apply.

Regards,

/s/ Josh Dubofsky